EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective as of the 7th day of June, 2006, is by and between AMEDISYS INC., ("Amedisys" or the "Company"), a Delaware corporation having its principal place of business at 11100 Mead Road, Suite 300, Baton Rouge, Louisiana, 70816, and Donald Loverich, Jr. ("Loverich"), an individual of the full age of majority and capacity residing at 3703 Belvedere Parkway, Lake Charles, Louisiana 70605.

RECITALS

WHEREAS, Amedisys owns, manages, and/or operates agencies and facilities for the provision of home health nursing services, in-home hospice care services, therapy staffing services and nurse practitioner medical services to patients and customers (collectively, the "Business"); and

WHEREAS, Amedisys has offered, and Loverich has accepted, the positions of Principal Accounting Officer and Treasurer.

NOW THEREFORE, in consideration of the premises, as well as other mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Incorporation of Recitals.

1.1 Recitals. The above recitations are incorporated herein by this reference.

2. Performance of Duties.

2.1 Duties. Loverich shall perform such duties as are usually performed by the chief accounting officer of a publicly-traded company similar in size and scope to the Company. Loverich shall also perform such other reasonable additional duties as may be prescribed from time to time by the Company's Board of Directors, consistent with the expectation of the Company and the Company's operations and taking into account Loverich's expertise and job responsibilities, including but not limited to adherence to internal compliance policies, regulatory agency rules and regulations and applicable Federal and State laws. Loverich shall have the titles of Principal Accounting Officer and Treasurer and shall report directly to the Company's Chief Executive Officer or his designee. Loverich's former title of Senior Vice President of Accounting and Corporate Controller shall be retired. Nothing herein shall prohibit or restrict the Company's Board of Directors or Chief Executive Officer from changing the title and job responsibilities of Loverich, in their discretion, as may be necessitated by the ongoing conduct of the Company's Business.

    Devotion of Time. Loverich agrees to devote his full time and attention to the business affairs of the Company to the extent necessary to discharge the responsibilities assigned to him and to use his reasonable best efforts to perform faithfully and efficiently such responsibilities.

    Interim Assumption of Duties of "Principal Financial Officer." As of the date of this Agreement, Gregory Browne has resigned as the Company's Chief Financial Officer. Until such date that the Company's Board of Directors appoints a new Chief Financial Officer (as such term is defined in the Company's Bylaws) or until such earlier or later date as determined by the Board of Directors, Loverich (contingent upon his continued employment with the Company as its Principal Accounting Officer) shall (i) serve as the Company's "principal financial officer" for purposes of executing the certifications required by Rule 13a-14(a) under the Securities Exchange Act of 1934 (the "1934 Act") and the certifications required by Section 1350 of Chapter 63 of Title 18 of the United States Code, (ii) be considered an "officer" for purposes of Section 16 of the 1934 Act and (iii) function as the authorized signatory for the monthly financial statement reports and other certifications required to be delivered to the lenders under the Company's Credit Agreement dated July 11, 2005, with Wachovia National Bank and the other lenders thereunder, as amended.

  Term of Employment. This Agreement shall be effective as of the execution hereof and shall continue for an indefinite period of time, subject to the provisions of Section 5 hereto, it being expressly understood and agreed to by the parties that the employment relationship between the Company and Loverich shall be considered "at will."

  Compensation.

    Base Salary. In consideration of Loverich's employment, Company shall pay Loverich an annual salary in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), which amount shall be payable in twenty-six (26) biweekly payments according to the Company's regular payroll distribution schedule, subject to applicable withholding and other taxes. Loverich is eligible to receive annual salary adjustments in conformity with Amedisys company policies.

    Bonus. Loverich shall be eligible for a bonus in accordance with the terms of the Company's Corporate Incentive Plan in an amount up to 40% of his annual base salary.

    Incentive Compensation. As soon as practicable after the execution date of this Agreement, Loverich and the Company shall enter into a restricted stock Agreement (the "Restricted Stock Agreement") pursuant to the terms of the Company's 1998 Stock Option Plan (which governs the terms of all equity-based incentive compensation awarded to Company employees). The Restricted Stock Agreement shall provide that Loverich be granted 10,000 shares of restricted stock. The shares of restricted stock shall vest according to the following schedule: 3,333 shares shall vest on the day before the fourth anniversary of the execution date of the Restricted Stock Agreement; 3,333 shares shall vest on the day before the fifth anniversary of the execution date of the Restricted Stock Agreement; and 3,334 shares shall vest on the day before the sixth anniversary of the execution date of the Restricted Stock Agreement. The Restricted Stock Agreement shall also provide that if Loverich is terminated by the Company for cause (as defined in Section 5, below) or if Loverich voluntarily terminates his employment with the Company, he shall forfeit his right to all unvested shares of restricted stock in accordance with the forfeiture terms of the Restricted Stock Agreement.

    Temporary Living Expenses. The Company shall pay Loverich's Temporary Living Expenses (as defined below) for a period of one year from the date of this Agreement. Upon written approval of the Company's Chief Executive Officer, this term may be extended for an additional one-year period, expiring on the second anniversary of this Agreement. For purposes of this Agreement, "Temporary Living Expenses" shall include (i) monthly rent/mortgage payments (in an amount no greater than $1,500) and (ii) monthly utility/services payments (sewerage and water, trash pick-up, electricity, cable television, high-speed internet service and maid/cleaning service). Loverich shall also be reimbursed by the Company (in an aggregate amount no greater than $10,000) for furniture purchased by him in connection with his relocation to the Baton Rouge metropolitan area. Such furniture must be purchased within three months of the date of this Agreement. It is acknowledged and understood that Loverich is solely responsible for the payment of all federal and state taxes associated with the Temporary Living Expense payments. In the event Loverich relocates to Baton Rouge, Louisiana during the one year period from the date of this Agreement (or, if applicable, during the additional one-year period described above if it is implemented at the discretion of the Company's Chief Executive Officer), the Company shall continue to make such monthly payments until the expiry of such period.

  Termination of Employment. Loverich's employment may be terminated at any time in accordance with, and subject to, the following terms and conditions:

    Termination by Company. The Company shall have the right to terminate Loverich's employment, with or without cause, at any time and subject to the sole discretion of the Company.

      Termination of Employment for Cause. The Company may terminate Loverich's employment if such termination is for "cause," which shall specifically include, but shall not be limited to the following occurrences:

      A material default or breach by Loverich of any of the provisions of this Agreement which breach is detrimental to the Company or the Business;

      Actions by Loverich constituting fraud, abuse, or embezzlement;

      Intentionally furnishing materially false, misleading, or ommissive information to the Company's Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer, or to the Company's Board of Directors or any committee thereof (specifically including the Company's Audit Committee and/or Compliance Committee);

      Actions constituting an intentional breach of the confidentiality of the Business and/or trade secrets of the Company;

      Violation of the restrictive covenants contained in this Agreement; and

      Willful failure to follow reasonable and lawful directives of the Company's Chief Executive Officer or Board of Directors, which are consistent with Loverich's job responsibilities and performance.

      Effect of Termination of Employment for Cause. In the event that the Company terminates the employment of Loverich for cause, Loverich shall cease to be an employee of Company and shall cease to have any power or authority of his position as of the effective date of the termination. In such event, Loverich shall forfeit any unearned salary or other compensation, and the Company shall be relieved of any further obligation under this Agreement. In such event, Loverich shall also not be entitled to receive Severance Compensation (as defined in Section 5.3, below). Notwithstanding the foregoing, in the event that Loverich is terminated for cause, Loverich shall nonetheless remain bound by the provisions of Sections 7 and 8 hereto and shall continue to abide by its restrictions for the duration provided therein.

      Effect of Termination of Employment Without Cause or upon a Change In Control.

        In the event that the Company terminates the employment of Loverich without cause or if Loverich's employment is terminated by the Company or by the acquiring surviving entity upon a Change of Control (as defined below), Loverich shall cease to be an employee of Company and shall cease to have any power or authority of his position as of the effective date of the termination. In such event, the Company will discontinue compensation payments (as outlined in Section 4 herein) to Loverich and shall be relieved of further obligation to Loverich under this Agreement, except for the obligation to provide Severance Compensation to Loverich pursuant to Section 5.3 below. Loverich shall at all times remain bound by the provisions of Sections 7 and 8 hereto and shall continue to abide by its restrictions for the duration provided therein.

        For purposes of this Agreement, a "Change in Control" is the acquisition by any person, entity or "group" within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty-one (51%) percent or more of either the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided however, purchase by underwriters in a firm commitment public offering of the Company's securities or any securities purchased for investment only by professional investors shall not constitute a Change of Control.

        In the event that Loverich's employment is terminated by the acquiring surviving entity upon a Change of Control, all unvested equity-based compensation (for example, stock options, restricted stock, stock appreciation rights, etc.) previously awarded to Loverich under the terms of any employee stock incentive plan adopted by the Company shall immediately vest and shall automatically become exercisable or transferable, as the case may be.

5.2. Termination of Employment by Loverich. Loverich may terminate his employment with the Company upon ninety (90) days written notice to the Company. Such notice shall set forth in sufficient detail the reasons underlying said termination. In such event, Loverich shall cease to be an employee of Company and shall cease to have any power or authority of his position as of the effective date of termination (i.e., ninety (90) days following submission of notice) or such earlier time as the Company may elect in its sole discretion; at which time the Company shall be relieved of further obligation to Loverich, including the payment of further compensation as outlined in Section 4 herein. In the event that Loverich terminates his employment with the Company, the Company may but shall have no obligation to issue Severance Compensation to Loverich pursuant to Section 5.3 below. Notwithstanding the foregoing, Loverich agrees to remain bound by the provisions of Sections 7 and 8 hereto upon voluntary termination of his employement, and shall continue to abide by its restrictions for the duration provided therein.

5.3 Severance Compensation. In the event that the Company is obligated to (pursuant to Section 5.1 above) or agrees to (pursuant to Section 5.2 above) provide Loverich Severance Compensation, Loverich hereby agrees that any such Agreement or obligation on the part of Company shall be conditioned upon and subject to Loverich's execution of a Severance Agreement addendum to this Agreement (hereinafter referred to as "Severance Agreement") which shall contain all terms and conditions governing Loverich's ongoing entitlement to receipt of, specifically including but not limited to any restrictive covenants contained therein. In such circumstances, Loverich shall be entitled to Severance Compensation in an amount equal to twelve (12) months of Loverich's salary as set forth in Section 4.1 hereto, (hereinafter referred to as "Severance Compensation"), payable in one lump sum on the date Loverich's employment is terminated. Should, for any reason, Loverich refuse or fail to timely execute the Severance Agreement as presented by the Company, Loverich shall be deemed to have foregone the entirety of Severance Compensation otherwise due or offered to him, and Loverich shall not be entitled to any further compensation from Company.

  Representations by Loverich. Loverich hereby represents to the Company that he is physically and mentally capable of performing his duties hereunder and he has no knowledge of present or past physical or mental conditions that would cause him not to be able to perform his duties hereunder. Loverich further represents to the Company that he has never been convicted of any criminal offense or found (either through adjudication or settlement) civilly liable for any violation of any federal or state health care fraud or abuse law. Loverich further represents to the Company that he has not been sanctioned, excluded, debarred, suspended, or otherwise prohibited from participation in a federal health care program pursuant to the provisions of 42 U.S.C. Section 1320a et seq.

  Confidentiality and Non-Disclosure of Information.

    Confidentiality. Loverich shall not, during his employment with the Company or at any time thereafter, divulge, disclose, communicate, furnish, distribute, or make available or accessible to anyone, without the Company's prior written consent, any knowledge or information with respect to any confidential or secret aspect or trade secret of the Company or its Business which, if disclosed, could reasonably be expected to have a material adverse effect on the Company or its Business (the "Confidential Information").

    Ownership of Information. Loverich recognizes that any and all Confidential Information and copies or reproductions or portions thereof relating to the Company's operations and activities made or received by Loverich in the course of his employment are and shall be the exclusive property of the Company, and Loverich holds and uses same as trustee and a fiduciary for the Company and, at all times, subject to the Company's sole control; and Loverich will deliver same to the Company at the termination of his employment, or earlier if so requested by the Company in writing. All of such Confidential Information, and/or any portion(s) thereof, which if lost or used by Loverich outside the scope of his employment, could cause irreparable and continuing injury to the Company and its Business for which there may not be an adequate remedy at law, and for which the Company is entitled to secure the relief afforded in Section 9, in addition to any other right or remedy available under law, equity, or this Agreement. Accordingly, Loverich acknowledges that compliance with the provisions of this Section 7 is necessary to protect the goodwill and other proprietary interests of the Company and is a material condition of employment.

  Restrictive Covenants.

    Non-Solicitation/Non-Tamper Covenants. As an inducement to cause the Company to enter into this Agreement, and for all consideration contained herein and afforded hereby, Loverich covenants and agrees that during his employment and for a period of twenty-four (24) months after he ceases to be employed by the Company, regardless of the manner or cause of termination:

      Solicitation of Business. He will not initiate any contact with, call upon, solicit business from, sell or render services to any client, referral source, or patient of the Company or any affiliate of the Company within the area in which such entities conduct business, a descriptive list of which is included in Schedule A, which is attached hereto and expressly incorporated herein (hereinafter referred to as "Restricted Areas"), for or on behalf of himself or any business, firm, proprietorship, corporation, partnership, company, association, entity, or venture primarily engaged in the Business (hereinafter referred to as a "Competing Business"), and Loverich shall not directly or indirectly aid, assist, or consult with any other person, firm, or organization to do any of the aforesaid acts.

      Solicitation of Employees. He will not directly or indirectly, as principal, agent, owner, partner, stockholder, member, officer, director, employee, independent contractor, representative, or consultant of any Competing Business, or in any individual or representative capacity hire or solicit, directly or indirectly, or to cause (an)other(s) to hire or solicit, directly or indirectly, the employment of any officer, agent, employee (inclusive of nurses, sales persons, office staff, or corporate personnel) of the Company or any affiliate of the Company, for the purpose of causing said individual(s) to terminate employment with the Company or any affiliate of the Company and be employed by such Competing Business.

      The parties acknowledge that the Business is rapidly expanding, and it is the parties' intent that Loverich's responsibilities extend to the entirety of the service area in which the Company conducts business; and in order to prevent ongoing, repetitious amendments to this agreement solely for the purpose of updating the Restricted Areas, the parties agree that the Restricted Areas, inclusive of Schedule A shall be self-amending to include all counties and States in which the Company conducts business at any time during Loverich's tenure with the Company, and in no event shall such Restricted Area be less than that contained in Schedule A. In the event Company's service area extends into counties and/or States beyond those specifically denominated in Schedule 8A, the parties intend and agree that Loverich's continued employment thereafter shall serve as the parties' constructive acceptance of an amendment to the Restricted Areas.

    Employment Covenant. As an inducement to cause the Company to enter into this Agreement, and for other consideration contained herein, Loverich covenants and agrees that during his employment, and for a period of twenty-four (24) months after he ceases to be employed by the Company, regardless of the manner or cause of termination: He will not accept, engage, or commence employment with, or consult, contract, or otherwise provide services to any Competing Business within the Restricted Areas. Loverich acknowledges, represents, and agrees that such restriction does not nor will not preclude him from earning a livelihood.

    Material Violation. A proven material violation of this Section 8 shall constitute a material and substantial breach of this Agreement and shall result in the imposition of the Company's remedies contained in Section 9 herein. Loverich acknowledges, represents, and agrees that proof of such personal solicitation by Loverich of any employee, client, referral source, or patient shall constitute absolute and conclusive evidence that Loverich has substantially and materially breached the provisions of this Agreement.

    Covenants. It is understood by and between the parties that the covenants set forth in Sections 7 and 8 are essential elements of this Agreement, and that, but for the Agreement of Loverich to comply with such covenants, the Company would not have entered into this Agreement. Such covenants by Loverich shall be construed as Agreements independent of any other provision of this Agreement and the existence of any claim or cause of action Loverich may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these covenants.

    Loverich Default and Deferred Compensation. In the event that Loverich breaches any of the covenants set forth in Sections 7 and 8, in addition to any other remedy of which the Company may be entitled to avail itself, Loverich shall return to the Company any Severance Compensation already paid to Loverich at the time of said breach, and all of Loverich's rights to receive any portion of his Severance Compensation not already paid to him shall immediately terminate. The right to receive unpaid Severance Compensation will not be reinstated notwithstanding any cessation by Loverich of any breach by him of the covenants in Sections 7 and 8.

9. Remedies. Loverich hereby acknowledges, covenants, and agrees that in the event of a material default or breach under this Agreement, in addition to any other remedy set forth herein:

    Scope of Remedies. Loverich acknowledges that the Company may suffer irreparable and continuing damages as a result of such breach and that its remedy at law will be inadequate. Loverich agrees that in the event of a violation or a breach of this Agreement, in addition to any other remedies available to it, the Company shall be entitled to an injunction restraining any such default or any other appropriate decree of specific performance, without the requirement to prove actual damages or to post any bond or other security, and the Company shall also be entitled to any other equitable relief the court deems proper.

    Non-Exclusivity of Remedies. Any and all of the Company's remedies described in this Agreement shall not be exclusive, both as among themselves and as applied with other modes of legal redress, and shall be in addition to any and all other remedies which the Company may have at law, contract, or in equity, including, but not limited to, the right to monetary damages.

10. Additional Benefits.

    Paid Time Off. Loverich shall be entitled to paid time off based upon years of service in accordance with Company policy. In addition, Loverich shall be entitled to paid time off for Company holidays, as established by the Company's Board of Directors.

    Reimbursement of Expenses. Loverich is entitled to incur reasonable travel and other expenses in connection with the Business and the performance of his duties under this Agreement. The Company shall reimburse Loverich for all reasonably incurred business expenses. All reimbursable travel expenses shall be in accordance with Company policy.

    Participation in Employee Benefit Plans. Until the termination of his employment in accordance with Section 5 herein, Loverich shall be entitled to participate in any employee benefit plan (including but not limited to life insurance plans, long-and short-term disability, incentive compensation plans, group hospitalization, health, dental care plans, profit sharing and pension plans, and other benefit plans), as may be adopted or amended by the Company from time to time.

    Directors' and Officers' Insurance; Indemnity. From the date of this Agreement, the Company shall name Loverich as a covered participant under the Company's directors' and officers' liability insurance policy, and the Company will not reduce such coverage except as part of a reduction applicable to all officers of the Company. Further, Loverich shall also be covered under the Company's indemnification arrangements for its officers.

11. Severability/Savings Clause. The invalidity of any one or more of the words, phrases, sentences, clauses, sections, subdivisions, or subparagraphs contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being legally valid. If any court of competent and proper jurisdiction finds that this Agreement is overly broad or otherwise unenforceable, for any reason whatsoever, then it is hereby agreed that this Agreement shall be reduced and/or amended so as to render it enforceable to the fullest extent allowable under the applicable law, and that any court of competent jurisdiction shall have the power to alter the scope of any provision herein in order that said provision would be made legal and enforceable upon the effectiveness of said alteration. Further, all parties hereby agree that such revisions and alterations shall be effective and binding as if they were in existence as of the effective date of this Agreement and continuously thereafter.

12. Successors/Assigns

    Successors. This Agreement shall be binding upon all the parties hereto and their successors and assigns. For purposes of this Agreement, the term "successor" of Company shall include any person or entity that, whether directly or indirectly, and/or whether by purchase, merger, consolidation, operation of law, assignment, or otherwise acquires or controls (with or without the consent of the Company's stockholders): (i) all or substantially all of the assets of Company or (ii) fifty-one percent (51%) or more of the total voting capital stock of the Company, and was not affiliated with or in common control of Company as of the date of this Agreement.

    Assignment. This Agreement shall be non-assignable by either Company or Loverich without the written consent of the other party, it being understood that the obligations and performance of this Agreement are entirely and wholly personal in nature.

13. Miscellaneous Provisions.

    Amendment. No amendment, waiver, or modification of this Agreement or any provisions of this Agreement shall be valid unless in writing and duly executed by both parties.

    Binding Agreement. This Agreement shall be binding and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and assigns.

    Waiver. Any waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or waiver of any other breach of any provision of this Agreement.

    Captions. Captions contained in this Agreement are inserted only as a matter of convenience or for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions of this Agreement.

    Interpretation. No inference or interpretation of the provisions of this Agreement shall be made based on the authorship of this document by any particular party.

    Attorneys' Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover from the other party its attorneys' fees and costs, including those attorneys' fees and costs incurred on appeal.

    Prior Agreements. This Agreement supersedes and replaces all prior Agreements between the parties hereto (written or oral) dealing with the subject matter hereof.

    Governing Law and Forum. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana. The parties stipulate and agree that venue and jurisdiction for any controversies, disputes, or legal proceedings involving or arising out of this Agreement shall be proper in the Nineteenth Judicial District Court in the Parish of East Baton Rouge, State of Louisiana.

    Execution. It is the intention of the parties hereto that this Agreement will not be valid and binding upon the parties hereto until such time as this Agreement is executed by both parties in accordance herewith.

[Signature page follows]

IN WITNESS WHEREOF, the parties have signed and executed this Agreement as of the day and year first written hereinabove.

AMEDISYS, INC.

By: _/s/ William F. Borne________

William F. Borne

Chief Executive Officer

LOVERICH

/s/ Donald Loverich, Jr.

Donald Loverich, Jr.

SCHEDULE A

RESTRICTED AREA

See next page

RESTRICTED AREA

Alabama Counties

Autauga Baldwin Bibb Blount Bullock Butler Calhoun Chambers Cherokee Chilton

Choctaw Clarke Clay Cleburne Coosa

Crenshaw Cullman Dallas DeKalb Elmore

Escambia Etowah Fayette Greene Hale

Jackson Jefferson Lamar Limestone Lowndes

Macon Madison Marengo Marion Marshall

Mobile Monroe Montgomery Morgan Perry

Pickens Pike Randolph Shelby St. Clair

Sumter Talladega Tallapoosa Tuscaloosa Walker

Washington Wilcox Winston

Arkansas Counties

Crawford Franklin Johnson Logan Sebastian

Washington

Florida Counties

Alachua Baker Bay Bradford Brevard

Broward Calhoun Charlotte Citrus Clay

Collier Columbia DeSoto Dixie Duval

Flagler Franklin Gadsden Gilchrist Glades

Gulf Hardee Hendry Hernando Wakulla Highlands Hillsborough Holmes Jackson Jefferson Lafayette Seminole Dade Washington Volusia

Lake Lee Leon Levy Liberty

Madison Manatee Marion Martin Miami-

Nassau Orange Osceola Palm Beach Pasco

Pinellas Polk Putman Sarasota

St. Johns Sumter Suwannee Taylor Union

Georgia Counties

Baldwin Banks Barrow Bartow Bibb

Butts Carroll Catoosa Chattooga Cherokee

Clarke Clayton Cobb Columbia Coweta

Crawford Dade Dawson DeKalb Douglas

Elbert Fannin Fayette Floyd Forsyth

Franklin Fulton Gilmer Gordon Greene

Gwinnett Habersham Hall Hart Heard

Henry Jackson Jasper Jones Lamar

Lowndes Lumpkin Madison Meriwether Monroe

Morgan Murray Newton Oconee

Paulding Pickens Pike Polk Rabun

Richmond Rockdale Schley Spalding Stephens Oglethorpe

Taylor Towns Troup Union Upson

Walker Walton White Whitfield

Illinois Counties

Edwards Hamilton Hardin Gallatin Lawrence

Richland Saline Wabash Wayne

White

Indiana Counties

Boone Clark Crawford Davies Dubois

Floyd Gibson Hancock Hamilton Harrison

Hendricks Jefferson Johnson Knox Marion

Martin Morgan Perry Pike Posey

Scott Shelby Spencer Vanderburgh Warrick

Washington

Kentucky Counties

Anderson Bath Boone Bullitt Campbell

Clark Fayette Henderson Henry Jefferson

Jessamine Kenton Menifee Montgomery Oldham

Scott Shelby Spencer Trimble Woodford

Louisiana Parishes

Acadia Allen Ascension Assumption Avoyelles

Beauregard Caldwell Carroll Catahoula Claiborne

Concordia East Baton Rouge East Bienville East Feliciana Evangeline

Franklin Grant Iberia Iberville Jackson

Jefferson Jefferson Davis Lafayette Lafourche LaSalle

Lincoln Livingston North East Winn North LaSalle North St. Martin

North West Madison North West Tensas Morehouse Natchitoches Orleans

Ouachita Plaquemines Point Coupee Rapides Richland

St. Bernard St. Charles St. Helena St. James St. John

St. John the Baptist St. Landry St. Martin St. Mary St. Tammany

Tangipahoa Tensas Terrebonne Union Vermillion

Vernon Washington West Baton Rouge West Carroll West Feliciana

West Iberia Winn

Maryland Counties

Anne Arundel Baltimore Baltimore City Prince George's

Mississippi Counties

Claiborne Copiah Covington Forrest George

Hinds Issaquena Jackson Jasper Jefferson

Jefferson Davis Jones Hancock Harrison Lamar

Lawrence Marion Pearl River Perry Sharkey

Simpson Smith Stone Walthall Warren

Wayne Yazoo

North Carolina Counties

Alamance Caswell Chatham Davidson Davie

Durham Forsyth Franklin Granville Guilford

Harnett Johnston Lee Moore Nash

Orange Person Randolph Rockingham Stokes

Surry Vance Wake Yadkin

Ohio Counties

Butler Clark Clermont Clinton Darke

Greene Hamilton Miami Montgomery Preble

Warren

OklahomaCounties

Adair Alfalfa Atoka Blaine Bryan

Caddo Canadian Carter Cherokee Cleveland

Coal Comanche Cotton Craig Creek

Delaware Garfield Garvin Grady Grant

Haskell Hughes Jackson Jefferson Johnston

Kay Kingfisher Kiowa Latimer Leflore

Lincoln Logan Major Marshall Mayes

McClain McCurtain McIntosh Murray Muskogee

Noble Nowata Okfuskee Oklahoma Okmulgee

Osage Ottawa Ottawa Rogers Pawnee Payne

Pittsburg Pontotoc Pottawatomie Pushmataha Rogers

Seminole Sequoyah Stephens Tillman Tulsa

Wagoner Washington

South Carolina Counties

Abbeville Beaufort Berkley Calhoun Charleston

Colleton Dorchester Edgefield Georgetown Greenville

Greenwood Hampton Horry Jasper Laurens

Lee Lexington Newberry Orangeburg Richland

Sumter Williamsburg

Tennessee Counties

Anderson Bedford Benton Bledsoe Blount

Bradley Campbell Cannon Carroll Cater

Carter Cheatham Chester Claiborne Clay

Cocke Coffee Crockett Cumberland Davidson

Decatur DeKalb Dickson Dyer Fayette

Fentress Franklin Gibson Giles Grainger

Greene Grundy Hamblen Hamilton Hancock

Hardeman Hardin Hawkins Haywood Henderson

Henry Hickman Houston Humphreys Jackson

Jefferson Johnson Knox Lauderdale Lawrence

Lewis Lincoln Loudon Macon Madison

Marion Marshall Maury McMinn McNairy

Meigs Monroe Montgomery Moore Morgan

Obion Overton Pickett Polk Putnam

Rhea Roane Robertson Rutherford Scott

Sevier Sequatchie Shelby Smith Stewart

Sullivan Sumner Tipton Trousdale Unicoi

Union Van Buren Warren Washington Weakley

White Williamson Wilson

Texas Counties

Aransas Atascosa Bee Brazoria Brooks

Chambers Collin Cooke Dallas Denton

Duval Ellis Fannin Fort Bend Galveston

Goliad Grayson Grimes Harris Hood

Houston Hunt Jim Hogg Jim Wells Johnson

Karnes Kaufman Kennedy Kleberg Lasalle

Liberty Live Oak McMullen Montague Montgomery

Nueces Parker Rains Refugio Rockwall

San Jacinto San Patricio Tarrant Trinity Van Zandt

Walker Waller Washington Webb Wise

Virginia Counties

Albemarle Alleghany Amelia Bedford Bedford City

Boutetourt Brunswick Buchanan Buckingham Bristol

Campbell Caroline Charles City Charlotte Charlottesville City

Chesapeake (City) Chesterfield Colonial Heights Covington Craig

Cumberland Danville Dickinson Dinwiddie Essex

Fluvanna Floyd Franklin Gloucester Goochla

Greene Greensville Hampton (City) Hanover Henrico

Henry Hopewell Isle of Wight James City King and Queen

King William Lee Louisa Lunenburg Lynchburg City

Mecklenburg Montgomery Nelson New Kent Newport News (City)

Norfold Norton Nottoway Orange Patrick

Petersburg Pittsylvania Poquoson (City) Portsmouth (City) Powhatan

Prince Edward Prince George Pulaski Radford Richmond City

Roanoke Russell Salem Scott Smyth Suffolk (City) Surry Sussex Tazewell Virginia Beach (City)

Washington Williamsburg City Wise York

SEVERANCE AGREEMENT ADDENDUM

THIS SEVERANCE AGREEMENT (this "Agreement") entered into as of the _______ day of _______________________________, 200_____, ("Effective Date") by and between Amedisys Inc., a corporation organized under the laws of the State of Delaware, ("Company") and Don Loverich, Jr. ("Employee"), a person of the full age of majority.

  Severance of Relationship. Effective as of the date first written above, Employee shall no longer be employed by Company or any of its affiliates ("Termination").

  Severance Compensation. In consideration of the obligations contained herein, Company shall pay Employee severance compensation in an aggregate amount equivalent Employee's regular compensation for a period of one- (1) year, said payments to be made in equal, bi-weekly payments in accordance with normal Company payroll practices, and to begin on the payroll distribution date following the payroll distribution in which Employee receives compensation for the last period actually worked plus accrued Paid Time Off (PTO) payout, or the first payroll distribution thereafter following Employee's execution of this Agreement ("Severance Compensation"). Employee acknowledges that all Severance Compensation paid pursuant this Agreement will be subject to all applicable federal and state tax withholdings and deductions.

  3. Obligations of Employee

    Employee agrees to return, upon termination, or as shortly thereafter as reasonably possible or necessary, as determined by Company, all property of Company in Employee's possession, including but not limited to, keys to any Company building or office, pager, computer equipment, books, manuals, office equipment, and office supplies.

    Employee shall not divulge, furnish or make accessible to anyone, without Company's prior written consent, any knowledge or information with respect to any confidential or secret aspect of Amedisys' business or the business of any Amedisys affiliate or subsidiary, which, if disclosed, could reasonably be expected to have a material adverse effect on Company's business ("Confidential Information"). Employee recognizes that all Confidential Information and copies or reproductions thereof, relating to Company's operations and activities, or the operations and activities of any Company affiliate, made or received by Employee in the course of his/her employment are the exclusive property of Company and/or its affiliates, as the case may be. All of such Confidential Information, which if misappropriated or used by Employee to the detriment of Company, could cause irreparable and continuing injury to Company's business for which there may not be an adequate remedy at law. Employee acknowledges that compliance with the provisions of this Section is necessary to protect the goodwill and other proprietary interests of Company and its affiliates and is a material condition of this Agreement.

    Employee agrees not to disclose, either directly or indirectly, any information regarding the existence or substance of this Agreement to any person or party, except to an attorney or accountant retained by Employee, or under direction of subpoena or court order.

d. In consideration of the Severance Compensation obligation of Amedisys herein, Employee covenants and agrees that, for a period of twenty-four (24) months from the Effective Date of this Addendum, he will continue to abide by the Restrictive Covenants contained in Section 8 of Loverich's Employment Agreement, which are expressly incorporated herewith and made a part of this Addendum.

e. Employee shall not speak negatively regarding Company or any affiliate thereof, or otherwise cause destruction to the good will or going concern of Company's business, or the business of any Company affiliate.

    Employee agrees to forever hold Company and/or any Company affiliate and/or subsidiary harmless for, from, and against any claim(s), liability(s), damage(s), or cause(s) of action Employee may have against such entities, arising out of Employee's employment with and separation of employment from Company and/or any Company affiliate, including but not limited to, any action for wrongful termination, any action for breach of contract, any action under the Older Worker Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (ADEA), the Worker Adjustment and Retraining Notification Act (WARN), or any action under any other federal or state law pertaining to any form of discrimination.

    4. Remedies

      It is understood by and between the parties that the foregoing covenants contained in Section 3 are essential elements of this Agreement, and that but for the Agreement of Employee to comply with such covenants, Company would not have entered into this Agreement. Such covenants by Employee shall be construed as agreements independent of any other provision of this Agreement and the existence of any claim or cause of action Employee may have against Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of these covenants.

      If Employee breaches any requirement of Section 3 hereinabove, in addition to any other remedy to which the Company may be entitled, all of Employee's rights to receive any portion of the severance compensation not already paid to Employee shall terminate, and Employee shall be deemed to have so waived such rights. The right to receive unpaid severance compensation will not be reinstated notwithstanding any cessation by Employee of her breach of Section 3.

      Employee hereby acknowledges, covenants and agrees that in the event of a material default or breach by Employee under this Agreement:

        Company may suffer irreparable and continuing damages as a result of such breach and its remedy at law will be inadequate. Employee agrees that in the event of a violation or breach of this Agreement, in addition to any other remedies available to it, Company shall be entitled to an injunction restraining any such default or any other appropriate decree of specific performance, with the requirement to prove actual damages or to post any bond or any other security being waived, and to any other equitable relief the court deems proper; and

        Employee shall be obligated to pay all costs incurred by Company in the enforcement of this Agreement, including but not limited to attorneys' fees and court costs.

        Any and all of Amedisys' remedies described in this Agreement shall not be exclusive and shall be in addition to any other remedies which Amedisys may have at law or in equity including, but not limited to, the right to monetary damages.

5. Miscellaneous

a. Time to Consider Agreement/Right to Revoke Acceptance

      Employee represents and certifies that he/she has carefully read and fully understands all of the provisions and effects of the Agreement. Employee represents that he/she has been advised by Company to seek legal advice of counsel regarding the Agreement prior to executing same and that he/she has been afforded a reasonable time, not less than twenty-one (21) days, in which to seek this advice. Employee further represents that he/she is voluntarily entering into the Agreement and that neither Company nor any affiliate thereof, nor any of their respective agents, representatives, or attorneys have made any representations other than those set forth herein.

      Employee understands that for a period of seven (7) days after execution of the Agreement, Employee will retain the right to revoke the Agreement. Employee further understands that the Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired.

      The Agreement does not attempt to waive any claims that may arise after its date of execution. The Agreement is intended to be construed as broadly as possible and is intended to cover Employee's entire period of employment by Company and any of Company's owners, managers, predecessors, successors, or their respective affiliates.

b. Amendment. No amendment, waiver or modification of this Agreement or any provisions of this Agreement shall be valid unless in writing and duly executed by both parties.

c. Successors. This Agreement shall be binding upon the parties hereto and their successors and assigns. For purposes of this Agreement, the term "successor" of Company shall include any person or entity, whether direct or indirect, whether by purchase, merger, consolidation, operation of law, assignment, or otherwise acquires or controls: (i) all or substantially all of the assets of Company, or (ii) fifty-one percent (51%) or more of the total voting capital stock, and was not affiliated with or in common control of Amedisys as of the date of this Agreement.

    Assignment. This Agreement shall be non-assignable by Employee without the written consent of Company, it being understood that the obligations and performance of this Agreement are personal in nature.

    Waiver. Any waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or waiver of any other breach of any provision of this Agreement.

    Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections, subdivisions, or subparagraphs contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being legally valid. If any court of proper jurisdiction finds that this agreement is overly broad or unenforceable for any reason whatsoever, then it is hereby agreed that this Agreement will be reduced or amended to be enforceable to the extent allowable under applicable law, and that any court of competent jurisdiction shall have the power to alter the scope of any provision herein in order that said provision would be made legal and enforceable upon the effectiveness of said alteration.

    Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party which itself or through its agent prepared the same.

    Captions. Captions contained in this Agreement are inserted only as a matter of convenience or for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions of this Agreement.

    Prior Agreements. Except as may otherwise be provided in Section 8 and Section 9(c) of the Employment Agreement between Amedisys and Loverich, this Agreement supersedes and replaces all prior agreements between the parties hereto dealing with the subject matter hereof.

    Governing Law. This Agreement shall be governed by the laws of the State of Louisiana, without regard to the conflicts of laws provisions thereof.

    Execution. It is the intention of the parties hereto that this Agreement will not be valid and binding upon the parties hereto until such time as this Agreement is executed by both parties in accordance herewith.

IN WITNESS WHEREOF, the parties have executed this Severance Agreement as of the day and year first written hereinabove.

AMEDISYS INC.

By: _________________________________

William F. Borne, Chief Executive Officer

EMPLOYEE:

____________________________________

Don Loverich